Exhibit 1.1

Execution Version

KENNEDY-WILSON, INC.

(a Delaware corporation)

$500,000,000 4.750% Senior Notes due 2029

$500,000,000 5.000% Senior Notes due 2031

UNDERWRITING AGREEMENT

Dated: January 28, 2021

KENNEDY-WILSON, INC.

(a Delaware corporation)

$500,000,000 4.750% Senior Notes due 2029

$500,000,000 5.000% Senior Notes due 2031

UNDERWRITING AGREEMENT

January 28, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

as Representative of the several Underwriters

Ladies and Gentlemen:

Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofAS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofAS is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the Guarantors (as defined below) and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $500,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”).

The payment of principal of, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Parent”), (ii) the entities listed on the signature pages hereof as “Subsidiary Guarantors” (the “Subsidiary Guarantors” and together with the Parent, the “Guarantors”) and (iii) any domestic subsidiary of the Company formed or acquired after the Closing Time (as defined in Section 2(b) hereof) that executes an additional guarantee in accordance with the terms of the Indenture (as defined below), and, subject to the terms of the Indenture, their respective successors and assigns, pursuant to their guarantees (the “Guarantees”). The 2029 Notes and the Guarantees thereof are herein collectively referred to as the “2029 Securities.” The 2031 Notes and the Guarantees thereof are herein collectively referred to as the “2031 Securities” (and the 2031 Securities, together with the 2029 Securities, the “Securities”).

The Securities will be issued pursuant to the indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Certain terms of the Notes and the Guarantees will be established pursuant to one or more supplemental indentures (collectively, the “Supplemental Indenture”) to the Base Indenture to be dated as of the date of the Closing Time among the Company, the Guarantors and the Trustee (together with the Base Indenture, the “Indenture”).

This Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company and the Guarantors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-235473) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement (including the prospectus attached thereto) used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act , are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company and the Guarantors will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement (including the prospectus attached thereto), in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:15 P.M., New York City time, on January 28, 2021 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) prepared by or on behalf of the Company or used or referred to by the Company or any Guarantor, and exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, or (iv) the Final Term Sheet (as defined below), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s and the Guarantors’ knowledge, contemplated. The Parent and the Guarantors have complied with each request (if any) from the Commission for additional information. The Company is a well-known seasoned issuer (as defined in Rule 405 under the 1933 Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the first and second paragraphs under the heading “Underwriting—Short Positions,” the information under the heading “Underwriting—Electronic Distribution” and the information in the third and fourth sentences of the second paragraph under the heading “Underwriting—Other Relationships,” in each case in the form contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. The accountants who expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related schedules and notes thereto) filed with the Commission and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accounting firms within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board, and any non-audit services provided by such accountants to the Parent or any of its subsidiaries have been approved by the Audit Committee of the Parent’s Board of Directors.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which they relate at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the entities to which they relate for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statement schedules attached to such financial statements present fairly in accordance with Regulation S-X under the 1933 Act the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein at the dates indicated, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of

Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Parent and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) the Parent and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, and (C) except for regular quarterly dividends on the Parent’s common stock, par value $0.0001 per share, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.

(viii) Incorporation and Good Standing of the Parent, the Company and their Subsidiaries. Each of the Parent, the Company and their subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. Each of the Parent, the Company and their subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Parent, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Parent are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(ix) Capitalization and Other Capital Stock Matters. As of September 30, 2020, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto (and after giving effect to the other pro forma adjustments referred to under the caption referred to below), the Parent would have an authorized outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Registration Statement, the General Disclosure Package and the Prospectus). All of the outstanding shares of capital stock of the Parent have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Parent were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Parent. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Parent or any of its subsidiaries other than those described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(xi) Authorization of Indenture. The Base Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Supplemental Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xii) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Company will, at the Closing Time, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided for in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The Guarantees of the Notes will, at the Closing Time, be in the form contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Time, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor as provided in this Agreement, such Guarantees will constitute valid and binding obligations of the respective Guarantors, enforceable against the respective Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except such preemptive rights as have been validly waived prior to the issuance of the Securities.

(xiii) Description of the Transaction Documents. The Transaction Documents conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and those that have been waived.

(xv) Absence of Violations, Defaults and Conflicts. None of the Parent, the Company or any of their subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Parent, the Company or any of their subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Parent, the Company or any of their subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Parent, the Company or any of their subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors party thereto, and the consummation of the transactions contemplated herein and therein, and related transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”), and compliance by the Company and the Guarantors with their respective obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Parent, the Company or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Parent, the Company or any of their subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for violations of any such laws, statutes, rules, regulations, judgments, orders, writs or decrees that would not, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent, the Company or any of their subsidiaries.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is imminent, and the Parent is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, proceedings, inquiries or investigations now pending or, to the knowledge of the Parent, threatened (A) against the Parent or any of its subsidiaries or (B) which has as the subject thereof any property owned or leased by the Parent or any of its subsidiaries, which, in the case of clause (A) or (B) above, would, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantors of their obligations hereunder.

(xviii) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent party thereto, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated hereby or thereby, and related transactions contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, securities laws of any state or other jurisdiction (other than federal securities laws) or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx) Possession of Licenses and Permits. The Parent and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to own, lease and operate its properties and to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Parent nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi) Title to Properties. The Parent and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the financial statements referred to in Section 1(a)(vi) hereof (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Parent or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Parent or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Parent or such subsidiary.

(xxii) Possession of Intellectual Property. The Parent and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Parent nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xxiii) Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each of the Parent and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Parent or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (B) neither the Parent nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent or any of its subsidiaries is in violation of any Environmental Law; (C) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Parent has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Parent or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Parent’s knowledge, threatened against the Parent or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Parent or any of its subsidiaries has retained or assumed either contractually or by operation of law; (D) neither the Parent nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Parent or any of its subsidiaries; and (F) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release (as defined below) or threatened Release of any Material of Environmental Concern (as defined below), that could reasonably be expected to result in a violation of or liability under any Environmental Law (as defined below) on the part of the Parent or any of its subsidiaries, including without limitation, any such liability which the Parent or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (A) the Release or threatened Release of Materials of Environmental Concern; and (B) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(xxiv) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Parent conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Parent has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxv) ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) the Parent, its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Parent or its subsidiaries are in compliance with the applicable provisions of ERISA and, to the knowledge of the Parent, each “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Parent, its subsidiaries or any of their ERISA Affiliates (as defined below) contributes (a “Multiemployer Plan”) is in compliance with ERISA; (B) no “reportable event” (as defined under Section 4043(c) of ERISA, other than an event for which the 30-day notice requirement is waived) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” subject to Title IV of ERISA that is established or maintained by the Parent, its subsidiaries or any of their ERISA Affiliates; (C) no “single employer plan” (as defined in Section 4001(a)(15) of ERISA) established or maintained by the Parent, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA); (D) none of the Parent, its subsidiaries and any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971 or 4980B of the Code (as defined below); (E) neither the Parent nor its subsidiaries has incurred or reasonably expects to incur any liability under Section 4975 of the Code; and (F) each “employee benefit plan” established or maintained by the Parent or its subsidiaries that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Parent, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Parent or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Parent or such subsidiary is a member.

(xxvi) Accounting Controls and Disclosure Controls. The Parent and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder, and is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Parent has established and maintains disclosure controls and procedures (as defined under Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent and its subsidiaries is made known to the chief executive officer and chief financial officer of the Parent by others within the Parent or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Parent’s auditors and the Audit Committee of the Board of Directors of the Parent have been advised of: (A) any identified significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Parent’s ability to record, process, summarize and report financial data; and (B) any identified fraud, whether or not material, that involves management or other employees who have a role in the Parent’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent or any of the Parent’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Tax Law Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Parent and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, and (B) the Parent has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(a)(vi) hereof in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Parent or any of its subsidiaries has not been finally determined.

(xxix) Insurance. The Parent and each of its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real property (other than immaterial owned or leased real property) owned or leased by the Parent and its subsidiaries against damage, destruction, acts of vandalism, flood and earthquakes. The Parent has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Parent nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

(xxx) Investment Company Act. Neither the Company nor any Guarantor is required, and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of them will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any Guarantor or affiliate of the Company or any Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the best of the Parent’s knowledge, threatened against the Parent or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Parent’s knowledge, threatened, against the Parent or any of its subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Parent’s knowledge, threatened against the Parent or any of its subsidiaries and (iii) no union representation question existing with respect to the employees of the Parent or any of its subsidiaries and, to the best of the Parent’s knowledge, no union organizing activities taking place and (B) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(xxxiii) Anti-Corruption. Neither the Parent nor any of its subsidiaries nor, to the knowledge of the Parent, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official, including any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office (each, a “Government Official”), or to any other person while knowing that all or some portion of the money or value will be offered, given or promised to a Government Official for the purposes of obtaining or retaining business or securing any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption laws; and the Parent, its subsidiaries and, to the knowledge of the Parent, its affiliates have conducted their businesses in compliance with all applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Parent, threatened.

(xxxv) OFAC. None of the Parent, its subsidiaries or, to the knowledge of the Parent, any director, officer, agent, employee, affiliate or representative of the Parent or any of its subsidiaries is an individual or entity (“Person”) that is (and, to the knowledge of the Parent, none of the foregoing persons or entities is owned or controlled by a Person that is) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent, the Company or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) for the purpose of financing any activities of or business with any Person, or in any country or territory that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will, to the Company’s knowledge, result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Parent or any affiliate of the Parent, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Parent or any affiliate of the Parent, on the other hand, which is required by the 1933 Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Parent or any affiliate of the Parent to or for the benefit of any of the officers or directors of the Parent or any affiliate of the Parent or any of their respective family members.

(xxxvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) neither the Company nor any Guarantor has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) the Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Parent and the Company believe to be reliable and accurate in all material respects on the basis stated therein and represent their good faith estimates that are made on the basis of data derived from such sources.

(xxxix) Regulations T, U, X. None of the Company, any Guarantor or any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xl) Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Time will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (A) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (B) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (C) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) such person does not have unreasonably small capital.

(xli) Cybersecurity. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Parent’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Parent and its subsidiaries, and any such data processed or stored by third parties on behalf of the Parent and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Parent nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Parent and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Parent and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Guarantors, at the price set forth in Schedule A, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on February 11, 2021 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. Certificates through the book-entry facilities of The Depository Trust Company (the “Depositary”) for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination by the Representative in The City of New York (or true facsimiles thereof will be made so available elsewhere) not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors further covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Parent and the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Parent and the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Parent and the Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Parent and the Company have paid the required Commission filing fees relating to the Securities in accordance with Rules 456(a) and 457(o) under the 1933 Act Regulations.

(b) Continued Compliance with Securities Laws. The Parent and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Parent and the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Parent and the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Parent and the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall object. The Parent and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Parent and the Company have given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Parent and the Company will give the Representative notice of their intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company shall, upon request, furnish to the Representative and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one signed copy of all consents and certificates of experts, and will, upon request, also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company and the Guarantors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Company nor the Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Parent will timely file such reports with the Commission pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided, however, that in no event shall this paragraph (f) require the Parent to file any such report with the Commission earlier than it is otherwise required to so file such report pursuant to the 1934 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) The Depositary. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(i) Agreement Not to Offer or Sell Additional Securities. During the period of 60 days following the date hereof, the Company and the Guarantors will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish a “put equivalent position” within the meaning of Rule 16a-1 under the 1934 Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the 1933 Act in respect of, any debt securities of the Company or the Guarantors or securities exchangeable for or convertible into debt securities of the Company or the Guarantors, in each case other than as contemplated hereby.

(j) Reporting Requirements. The Parent, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form attached as Exhibit C hereto, reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall have reasonably objected. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus, there has occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Company and the Guarantors agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation of the Transaction Documents and the preparation, issuance and delivery of the Securities to the Underwriters, including any issue or transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee and any transfer agent or registrar for the Securities, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the

Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and one half the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities (provided that in no event will such fees and disbursements of counsel pursuant to this clause (viii) exceed $5,000 and in no event will the Company be responsible for any such fees and disbursements of counsel if no such review by FINRA is required), (ix) any fees payable in connection with the rating of the Securities with the ratings agencies, (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 11 hereof, the Company and the Guarantors shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated pursuant to Section 10 hereof, such reimbursement of out-of-pocket expenses shall only be made by the Company and the Guarantors to the non-defaulting Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein or in certificates of any officer of the Company and the Guarantors or any of their subsidiaries delivered pursuant to the provisions hereof, as of the date hereof and as of the Closing Time as though then made and, to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Parent’s or the Company’s knowledge, contemplated; and the Parent and the Company have complied with each request (if any) from the Commission for additional information. The Parent and the Company shall have paid the required Commission filing fees relating to the Securities in accordance with Rules 456(a) and 457(o) under the 1933 Act Regulations.

(b) Opinion of Counsel for Company and Guarantors. At the Closing Time, the Representative shall have received the favorable opinion, dated the date of the Closing Time, of Kulik, Gottesman, Mouton & Siegel, LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto.

(c) Opinion of Special Counsel for Company and Guarantors. At the Closing Time, the Representative shall have received the favorable (i) corporate opinion, (ii) tax opinion and (iii) negative assurance letter of Latham & Watkins LLP, special counsel for the Company and the Guarantors, each dated the date of the Closing Time, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters, substantially to the effect set forth in Exhibits B-1, B-2 and B-3 hereto, respectively.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion and negative assurance letter, each dated the date of the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and the Guarantors and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Parent and the Company and of the chief financial or chief accounting officer of the Parent and the Company, executed by such officers on behalf of the Parent, the Company and each Guarantor, dated the date of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of the date of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in any rating assigned to the Securities or of any securities of the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Indenture. At the Closing Time, the Company shall have executed and delivered the Base Indenture and the Supplemental Indenture, and the Guarantors shall have executed and delivered the Supplemental Indenture, each in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

(j) Additional Documents. On or before the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers, employees, selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Guarantors and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel (and one local counsel in each jurisdiction) to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel in each jurisdiction), which shall be selected by the Representative (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, liability, claim, damage or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or is a potential party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. The provisions set forth in Section 6 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 hereof for purposes of indemnification.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, directors, officers, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Guarantors or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of this Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not fewer than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representative or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company. If the Company shall fail at the Closing Time to sell the principal amount of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 11, 15, 16 and 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to parties hereto shall be directed as follows:

If to the Underwriters:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: 212-901-7897

Attention: Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5550

Attention: John Crowley, Esq.

If to the Company or the Guarantors:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, California 90212

Facsimile: (310) 887-3410

Attention: Justin Enbody

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071

Facsimile: (213) 891-8763

Attention: Julian Kleindorfer, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantors or any of their subsidiaries, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors or any of their subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Guarantors with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities, and the Company and the Guarantors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Guarantors and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantors and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. Each of the Company and the Guarantors (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 23. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

KENNEDY-WILSON, INC. , as Company

By:	/s/ Justin Enbody
Name: Justin Enbody
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

KENNEDY-WILSON HOLDINGS, INC. , as Parent

By:	/s/ Justin Enbody
Name: Justin Enbody
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

K-W Properties, a California corporation

KW BASGF II Manager, LLC, a Delaware limited liability company

KWF Investors I, LLC, a Delaware limited liability company

Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

SG KW Venture I Manager LLC, a Delaware limited liability company

KW Summer House Manager, LLC, a Delaware limited liability company

KW Montclair, LLC, a Delaware limited liability company

KW Serenade Manager, LLC, a Delaware limited liability company

K-W Santiago Inc., a California corporation

KW Redmond Manager, LLC, a Delaware limited liability company

Dillingham Ranch Aina LLC, a Delaware limited liability company

68-540 Farrington, LLC, a Delaware limited liability company

KW Dillingham Aina LLC, a Delaware limited liability company

Kennedy Wilson Fund Management Group, LLC, a California limited liability company

Kennedy-Wilson International, a California corporation

Kennedy-Wilson Tech Ltd., a California corporation

KWP Financial I, a California corporation

Kennedy Wilson Auction Group Inc., a California corporation

KWF Manager IV, LLC, a Delaware limited liability company

KW Ireland, LLC, a Delaware limited liability company

Kennedy Wilson Real Estate Sales & Marketing, a California corporation

KWF Investors IV, LLC, a Delaware limited liability company

Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

KW Investment Adviser, LLC, a Delaware limited liability company

Kennedy-Wilson Capital, a California corporation

KWF Investors VII, LLC, a Delaware limited liability company

KWF Manager VII, LLC, a Delaware limited liability company

KW Residential Capital, LLC, a Delaware limited liability company

KW Boise Plaza, LLC, a Delaware limited liability company

KW EU Loan Partners II, LLC, a Delaware limited liability company

KW Harrington LLC, a Delaware limited liability company

KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

KWF Manager X, LLC, a Delaware limited liability company

KWF Manager XI, LLC, a Delaware limited liability company

KWF Manager XII, LLC, a Delaware limited liability company

KW Real Estate Venture XIII, LLC, a Delaware limited liability company

KWF Manager XIII, LLC, a Delaware limited liability company

KW EU Loan Partners III, LLC, a Delaware limited liability company

KW EU Investors I, LLC, a Delaware limited liability company

KW Richfield Plaza, LLC, a Delaware limited liability company

KW Currier Square Shopping Center, LLC, a Delaware limited liability company

KW Creekview Shopping Center, LLC, a Delaware limited liability company

KW Securities, LLC, a Delaware limited liability company

KW Victory Land Loan, LLC, a Delaware limited liability company

KW Victory Plaza Loan, LLC, a Delaware limited liability company

Country Ridge IX, LLC, a Delaware limited liability company

KW EU Investors VIII, LLC, a Delaware limited liability company

KW Park Santa Fe, LLC, a Delaware limited liability company

[Signature Page to Underwriting Agreement]

KW Cypress, LLC, a Delaware limited liability company

KW Tacoma Condos, LLC, a Delaware limited liability company

KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

KW 9350 Civic Center Drive, LLC, a Delaware limited liability company

KW Taylor Yard 55, LLC, a Delaware limited liability company

KW Red Cliff Shopping Center, LLC, a Delaware limited liability company

KW Holiday Village Shopping Center, LLC, a Delaware limited liability company

KW Hilltop Manager II, LLC, a Delaware limited liability company

KW Bozeman Investors, LLC, a Delaware limited liability company

KW One Baxter Way GP, LLC, a Delaware limited liability company

KW Riverdale and 36, LLC, a Delaware limited liability company

KW 400 California Member, LLC, a Delaware limited liability company

KW CIG Management Services, LLC, a Delaware limited liability company

KW Terra West Sponsor, LLC, a Delaware limited liability company

KW Hanover Quay, LLC, a Delaware limited liability company

Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company

Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company

KW LV 3 Sponsor, LLC, a Delaware limited liability company

KW NB LLC, a Delaware limited liability company

KW Camarillo Land, LLC, a Delaware limited liability company

KW 2013EE LLC, a Delaware limited liability company

KW EU PRS Investor, LLC, a Delaware limited liability company

KW Rosewood Premiere, LLC, a Delaware limited liability company

KW River Pointe Premier, LLC, a Delaware limited liability company

KW Kawana Springs, a Delaware limited liability company

KW Quebec Participant, LLC, a Delaware limited liability company

KW Quebec Asset Manager, LLC, a Delaware limited liability company

KW Real Estate II Equity, LLC, a Delaware limited liability company

KW Real Estate II Carry, LLC, a Delaware limited liability company

KW Real Estate II GP, LLC, a Delaware limited liability company

KW Sunset CP Participant, LLC, a Delaware limited liability company

KW Sunset CP Asset Manager, LLC, a Delaware limited liability company

KW CP West Hills Participant, LLC, a Delaware limited liability company

KW CP West Hills Asset Manager, LLC, a Delaware limited liability company

KW Linder Road, LLC, a Delaware limited liability company

KW Seattle Office Portfolio GP, LLC, a Delaware limited liability company

KW CDO Investor, LLC, a Delaware limited liability company

KW Hamilton Landing—Land, LLC, a Delaware limited liability company

KW Rancho Mirage Loan, LLC, a Delaware limited liability company

KW Sunset North LLC, a Delaware limited liability company

KW Heights Investor, LLC, a Delaware limited liability company

KW Burlingame Point Loan, LLC, a Delaware limited liability company

KW Pacifica, LLC, a Delaware limited liability company

KW Riverwalk, LLC, a Delaware limited liability company

KW ABQ, LLC, a Delaware limited liability company

KW F5 Tower, LLC, a Delaware limited liability company

KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company

KW Golden State Tower Loan, LLC, a Delaware limited liability company

KW RockVue, LLC, a Delaware limited liability company

[Signature Page to Underwriting Agreement]

KW South Main Station, LLC, a Delaware limited liability company

KWF Manager, LLC, a Delaware limited liability company

KW Residences at Harvard, LLC, a Delaware limited liability company

KW Moffett Place, LLC, a Delaware limited liability company

KW The Press, LLC, a Delaware limited liability company

KW Orchard-Trimble Campus, LLC, a Delaware limited liability company

KW 50 West, LLC, a Delaware limited liability company

KW Kohanaiki, LLC, a Delaware limited liability company

KW EU Capital 2, LLC, a Delaware limited liability company

KW EU Capital 3, LLC, a Delaware limited liability company

KW 134th Street Lofts, LLC, a Delaware limited liability company

KW Ashton Parc Villagio, LLC, a Delaware limited liability company

[Signature Page to Underwriting Agreement]

as Subsidiary Guarantors

By:	/s/ Justin Enbody
Name: Justin Enbody
Title: Authorized Person

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Reagan C. Philipp
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price of the 2029 Securities shall be 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The initial public offering price of the 2031 Securities shall be 100.00% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

The purchase price to be paid by the Underwriters for the 2029 Securities shall be 98.75% of the principal amount thereof.

The purchase price to be paid by the Underwriters for the 2031 Securities shall be 98.75% of the principal amount thereof.

Name of Underwriter	Principal Amount of 2029 Securities	Principal Amount of 2031 Securities
BofA Securities, Inc.	$162,500,000	$162,500,000
J.P. Morgan Securities LLC	125,000,000	125,000,000
Deutsche Bank Securities Inc.	56,250,000	56,250,000
U.S. Bancorp Investments, Inc.	56,250,000	56,250,000
Fifth Third Securities, Inc.	50,000,000	50,000,000
Goldman Sachs & Co. LLC	25,000,000	25,000,000
BBVA Securities Inc.	25,000,000	25,000,000
Total	$500,000,000	$500,000,000

Sch A-1

SCHEDULE B

Issuer General Use Free Writing Prospectuses

Final Term Sheet

Sch B-1

Exhibit A

FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. The Company is a corporation under the DGCL. Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. Based solely on certificates from public officials, we confirm that each Guarantor is duly qualified as a foreign corporation, limited partnership or limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of each of the Guarantors and its subsidiaries, considered as one entity.

3. Based solely on certificates from public officials, we confirm that the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.

4. Each of the Guarantors is a corporation or limited liability company. Based solely on certificates from public officials, we confirm that each of the Guarantors has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation.

5. The Underwriting Agreement has been duly authorized by all necessary corporate or limited liability company action of the Company and each of the Guarantors, as applicable, and the Underwriting Agreement has been duly executed and delivered by the Company and each of the Guarantors.

6. Each of the Base Indenture, Supplemental Indenture No. 2029-1 and Supplemental Indenture No. 2031-1 has been duly authorized by all necessary corporate action of the Company, and has been duly executed and delivered by the Company.

7. Supplemental Indenture No. 2029-1 and Supplemental Indenture No. 2031-1 have each been duly authorized by all necessary corporate or limited liability company action, as applicable, of each of the Guarantors, and has been duly executed and delivered by each of the Guarantors.

8. The Notes have been duly authorized by all necessary corporate action of the Company.

9. The Guarantees have been duly authorized by all necessary corporate or limited liability company action, as applicable, of each Guarantor.

Exhibit A-1

10. The execution and delivery of the Underwriting Agreement, the Indentures and the Securities, and the issuance and sale of the Notes by the Company and the Guarantees by each of the Guarantors to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:

a. result in the breach of or a default under (i) the Specified Agreements, or (ii) the Company’s Governing Documents and the Guarantor’s Organizational Documents or Formation Documents; or

b. violate any judgment, order or decree of any court.

11. There are no pending actions, suits or proceedings against or affecting the Company, the Guarantors, or any of their respective subsidiaries that, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their obligations under the Indentures, the Notes, the Guarantees or the Underwriting Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to our knowledge, contemplated.

Exhibit A-2

EXHIBIT A

Identified Guarantors

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation

2.	K-W Properties, a California corporation

3.	KW BASGF II Manager, LLC, a Delaware limited liability company

4.	KWF Investors I, LLC, a Delaware limited liability company

5.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation

6.	SG KW Venture I Manager LLC, a Delaware limited liability company

7.	KW Summer House Manager, LLC, a Delaware limited liability company

8.	KW Montclair, LLC, a Delaware limited liability company

9.	KW Serenade Manager, LLC, a Delaware limited liability company

10.	K-W Santiago Inc., a California corporation

11.	KW Redmond Manager, LLC, a Delaware limited liability company

12.	Dillingham Ranch Aina LLC, a Delaware limited liability company

13.	68-540 Farrington, LLC, a Delaware limited liability company

14.	KW Dillingham Aina LLC, a Delaware limited liability company

15.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

16.	Kennedy-Wilson International, a California corporation

17.	Kennedy-Wilson Tech Ltd., a California corporation

18.	KWP Financial I, a California corporation

19.	Kennedy Wilson Auction Group Inc., a California corporation

20.	KWF Manager IV, LLC, a Delaware limited liability company

21.	KW Ireland, LLC, a Delaware limited liability company

22.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation

23.	KWF Investors IV, LLC, a Delaware limited liability company

24.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

25.	KW Investment Adviser, LLC, a Delaware limited liability company

26.	Kennedy-Wilson Capital, a California corporation

27.	KWF Investors VII, LLC, a Delaware limited liability company

28.	KWF Manager VII, LLC, a Delaware limited liability company

29.	KW Residential Capital, LLC, a Delaware limited liability company

30.	KW Boise Plaza, LLC, a Delaware limited liability company

31.	KW EU Loan Partners II, LLC, a Delaware limited liability company

32.	KW Harrington LLC, a Delaware limited liability company

Exhibit A-3

33.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

34.	KWF Manager X, LLC, a Delaware limited liability company

35.	KWF Manager XI, LLC, a Delaware limited liability company

36.	KWF Manager XII, LLC, a Delaware limited liability company

37.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company

38.	KWF Manager XIII, LLC, a Delaware limited liability company

39.	KW EU Loan Partners III, LLC, a Delaware limited liability company

40.	KW EU Investors I, LLC, a Delaware limited liability company

41.	KW Richfield Plaza, LLC, a Delaware limited liability company

42.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company

43.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

44.	KW Securities, LLC, a Delaware limited liability company

45.	KW Victory Land Loan, LLC, a Delaware limited liability company

46.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

47.	Country Ridge IX, LLC, a Delaware limited liability company

48.	KW EU Investors VIII, LLC, a Delaware limited liability company

49.	KW Park Santa Fe, LLC, a Delaware limited liability company

50.	KW Cypress, LLC, a Delaware limited liability company

51.	KW Tacoma Condos, LLC, a Delaware limited liability company

52.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

53.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company

54.	KW Taylor Yard 55, LLC, a Delaware limited liability company

55.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company

56.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company

57.	KW Hilltop Manager II, LLC, a Delaware limited liability company

58.	KW 2013J LLC, a Delaware limited liability company

59.	KW Bozeman Investors, LLC, a Delaware limited liability company

60.	KW One Baxter Way GP, LLC, a Delaware limited liability company

61.	KW Riverdale and 36, LLC, a Delaware limited liability company

62.	KW 400 California Member, LLC, a Delaware limited liability company

63.	KW CIG Management Services, LLC, a Delaware limited liability company

64.	KW Terra West Sponsor, LLC, a Delaware limited liability company

65.	KW Hanover Quay, LLC, a Delaware limited liability company

66.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company

67.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company

Exhibit A-4

68.	KW LV 3 Sponsor, LLC, a Delaware limited liability company

69.	KW NB LLC, a Delaware limited liability company

70.	KW Camarillo Land, LLC, a Delaware limited liability company

71.	KW 2013EE LLC, a Delaware limited liability company

72.	KW EU PRS Investor, LLC, a Delaware limited liability company

73.	KW Rosewood Premiere, LLC, a Delaware limited liability company

74.	KW River Pointe Premier, LLC, a Delaware limited liability company

75.	KW Kawana Springs, a Delaware limited liability company

76.	KW Quebec Participant, LLC, a Delaware limited liability company

77.	KW Quebec Asset Manager, LLC, a Delaware limited liability company

78.	KW Real Estate II Equity, LLC, a Delaware limited liability company

79.	KW Real Estate II Carry, LLC, a Delaware limited liability company

80.	KW Real Estate II GP, LLC, a Delaware limited liability company

81.	KW Sunset CP Participant, LLC, a Delaware limited liability company

82.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company

83.	KW CP West Hills Participant, LLC, a Delaware limited liability company

84.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability company

85.	KW Linder Road, LLC, a Delaware limited liability company

86.	KW Seattle Office Portfolio GP, LLC, a Delaware limited liability company

87.	KW CDO Investor, LLC, a Delaware limited liability company

88.	KW Hamilton Landing—Land, LLC, a Delaware limited liability company

89.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company

90.	KW Sunset North LLC, a Delaware limited liability company

91.	KW Heights Investor, LLC, a Delaware limited liability company

92.	KW Burlingame Point Loan, LLC, a Delaware limited liability company

93.	KW Pacifica, LLC, a Delaware limited liability company

94.	KW Riverwalk, LLC, a Delaware limited liability company

95.	KW ABQ, LLC, a Delaware limited liability company

96.	KW F5 Tower, LLC, a Delaware limited liability company

97.	KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company

98.	KW Golden State Tower Loan, LLC, a Delaware limited liability company

99.	KW RockVue, LLC, a Delaware limited liability company

100.	KW South Main Station, LLC, a Delaware limited liability company

101.	KWF Manager, LLC, a Delaware limited liability company

102.	KW Residences at Harvard, LLC, a Delaware limited liability company

Exhibit A-5

103.	KW Moffett Place, LLC, a Delaware limited liability company

104.	KW The Press, LLC, a Delaware limited liability company

105.	KW Orchard-Trimble Campus, LLC, a Delaware limited liability company

106.	KW 50 West, LLC, a Delaware limited liability company

107.	KW Kohanaiki, LLC, a Delaware limited liability company

108.	KW EU Capital 2, LLC, a Delaware limited liability company

109.	KW EU Capital 3, LLC, a Delaware limited liability company

110.	KW 134th Street Lofts, LLC, a Delaware limited liability company

111.	KW Ashton Parc Villagio, LLC, a Delaware limited liability company

Exhibit A-6

EXHIBIT B

Specified Agreements

1. The Second Amended and Restated Credit Agreement dated as of March 25, 2020, by and among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., certain subsidiaries of Kennedy-Wilson Holdings, Inc. party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and letter of credit issuer.

2. Certificate of Designation Establishing the 5.75% Series A Cumulative Perpetual Preferred Stock of Kennedy-Wilson Holdings, Inc.

3. Supplemental Indenture No. 1, dated as of March 25, 2014, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

4. Supplemental Indenture No. 2, dated as of September 5, 2014, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

5. Supplemental Indenture No. 3, dated as of November 11, 2014, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

6. Supplemental Indenture No. 4, dated as of January 22, 2016, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

7. Supplemental Indenture No. 5, dated as of February 11, 2016, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

8. Supplemental Indenture No. 6, dated as of May 19, 2016, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

9. Supplemental Indenture No. 7, dated as of April 13, 2017, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

10. Supplemental Indenture No. 8, dated as of February 16, 2018, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

11. Supplemental Indenture No. 9, dated as of March 2, 2018, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

12. Supplemental Indenture No. 10, dated as of December 10, 2018, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

13. Supplemental Indenture No. 11, dated as of November 30, 2019, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

Exhibit A-7

14. Supplemental Indenture No. 12, dated as of October 2, 2020, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

15. Supplemental Indenture No. 13, dated as of January 19, 2021, among Kennedy-Wilson, Inc., the subsidiary guarantor parties thereto and Wilmington Trust, National Association, as trustee.

16. Joinder Agreement, dated as of April 18, 2017, among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

17. Joinder Agreement, dated as of February 16, 2018 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

18. Joinder Agreement, dated as of November 13, 2019 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

19. Joinder Agreement, dated as of January 19, 2021 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

Exhibit A-8

Exhibit B-1

FORM OF CORPORATE OPINION OF COMPANY’S AND GUARANTORS’ SPECIAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

1. To the extent the laws of the State of New York govern, each of the Underwriting Agreement, the Base Indenture, Supplemental Indenture No. 2029-1 and Supplemental Indenture No. 2031-1 has been duly executed and delivered by the Company and each of the respective Identified Guarantors party thereto. Each of the Indentures is the legally valid and binding agreement of the Company and each Identified Guarantor, enforceable against the Company and each Identified Guarantor in accordance with its terms.

2. When the 2029 Notes have been executed, issued and authenticated in accordance with the terms of the 2029 Securities Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the 2029 Guarantees of the respective Identified Guarantors will be the legally valid and binding agreement of the respective Identified Guarantors, enforceable against the respective Identified Guarantors in accordance with their terms. When the 2031 Notes have been executed, issued and authenticated in accordance with the terms of the 2031 Securities Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the 2031 Guarantees of the respective Identified Guarantors will be the legally valid and binding agreement of the respective Identified Guarantors, enforceable against the respective Identified Guarantors in accordance with their terms.

3. To the extent the laws of the State of New York govern, the Notes have been duly executed by the Company. When issued and authenticated in accordance with the terms of the 2029 Securities Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the 2029 Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. When issued and authenticated in accordance with the terms of the 2031 Securities Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the 2031 Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The execution and delivery of the Underwriting Agreement, the Indentures and the Notes by the Company, and the execution and delivery of the Underwriting Agreement and the Indentures by the Identified Guarantors, and the issuance and sale of the Notes by the Company and the Guarantees by each of the Identified Guarantors to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:

(i) result in the breach of or a default under any of the Specified Agreements by the Company or any Identified Guarantor;

(ii) violate any federal or New York or California statute, rule or regulation applicable to the Company or the Identified Guarantors; or

(iii) require any consents, approvals or authorizations to be obtained by the Company or any Identified Guarantor from, or any registrations, declarations or filings to be made by the Company or the Identified Guarantors with, any governmental authority under any federal or New York or California statute, rule or regulation applicable to the Company or the Identified Guarantors, on or prior to the date hereof that have not been obtained or made.

B-2-1

5. The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml as of [___] a.m. Eastern time on [closing date], we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act, and the specified IFWP has been filed in accordance with Rule 433(d) under the Act.

6. The Registration Statement at December 12, 2019, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T, Form T-1 or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

7. The statements in the Preliminary Prospectus, the Specified IFWP, and the Prospectus under the caption “Description of the Notes” and “Description of Other Indebtedness,” insofar as they purport to describe or summarize certain provisions of the Notes, the Guarantees, or the Indenture, or of the other indebtedness described therein, and under the captions “Underwriting,” insofar as they purport to describe or summarize certain provisions of the Underwriting Agreement, are accurate descriptions or summaries in all material respects.

8. The Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

9. Each of the Company and the Identified Guarantors is not, and, immediately after giving effect to the sale of the Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. In delivering the foregoing opinion, we have relied as to factual matters and with your consent on one or more certificates of an officer of the Company and the Identified Guarantors.

B-2-2

SCHEDULE 1

Identified Guarantors

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation

2.	K-W Properties, a California corporation

3.	KW BASGF II Manager, LLC, a Delaware limited liability company

4.	KWF Investors I, LLC, a Delaware limited liability company

5.	Kennedy Wilson Overseas Investments, Inc. a Delaware corporation

6.	SG KW Venture I Manager LLC, a Delaware limited liability company

7.	KW Summer House Manager, LLC, a Delaware limited liability company

8.	KW Montclair, LLC, a Delaware limited liability company

9.	KW Serenade Manager, LLC, a Delaware limited liability company

10.	K-W Santiago Inc., a California corporation

11.	KW Redmond Manager, LLC, a Delaware limited liability company

12.	Dillingham Ranch Aina LLC, a Delaware limited liability company

13.	68-540 Farrington, LLC, a Delaware limited liability company

14.	KW Dillingham Aina LLC, a Delaware limited liability company

15.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company

16.	Kennedy-Wilson International, a California corporation

17.	Kennedy-Wilson Tech, Ltd., a California corporation

18.	KWP Financial I, a California corporation

19.	Kennedy Wilson Auction Group Inc., a California corporation

20.	KWF Manager IV, LLC, a Delaware limited liability company

21.	KW Ireland, LLC, a Delaware limited liability company

22.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation

23.	KWF Investors IV, LLC, a Delaware limited liability company

24.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company

B-2-3

25.	KW Investment Adviser, LLC, a Delaware limited liability company

26.	Kennedy-Wilson Capital, a California corporation

27.	KWF Investors VII, LLC, a Delaware limited liability company

28.	KWF Manager VII, LLC, a Delaware limited liability company

29.	KW Residential Capital, LLC, a Delaware limited liability company

30.	KW Boise Plaza, LLC, a Delaware limited liability company

31.	KW EU Loan Partners II, LLC, a Delaware limited liability company

32.	KW Harrington LLC, a Delaware limited liability company

33.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company

34.	KWF Manager X, LLC, a Delaware limited liability company

35.	KWF Manager XI, LLC, a Delaware limited liability company

36.	KWF Manager XII, LLC, a Delaware limited liability company

37.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company

38.	KWF Manager XIII, LLC, a Delaware limited liability company

39.	KW EU Loan Partners III, LLC, a Delaware limited liability company

40.	KW EU Investors I, LLC, a Delaware limited liability company

41.	KW Richfield Plaza, LLC, a Delaware limited liability company

42.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company

43.	KW Creekview Shopping Center, LLC, a Delaware limited liability company

44.	KW Securities, LLC, a Delaware limited liability company

45.	KW Victory Land Loan, LLC, a Delaware limited liability company

46.	KW Victory Plaza Loan, LLC, a Delaware limited liability company

47.	Country Ridge IX, LLC, a Delaware limited liability company

48.	KW EU Investors VIII, LLC, a Delaware limited liability company

49.	KW Park Santa Fe, LLC, a Delaware limited liability company

50.	KW Cypress, LLC, a Delaware limited liability company

B-2-4

51.	KW Tacoma Condos, LLC, a Delaware limited liability company

52.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company

53.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company

54.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company

55.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company

56.	KW Taylor Yard 55, LLC, a Delaware limited liability company

57.	KW Hilltop Manager II, LLC, a Delaware limited liability company

58.	KW Bozeman Investors, LLC, a Delaware limited liability company

59.	KW One Baxter Way GP, LLC, a Delaware limited liability company

60.	KW Riverdale and 36, LLC, a Delaware limited liability company

61.	KW 400 California Member, LLC, a Delaware limited liability company

62.	KW CIG Management Services, LLC, a Delaware limited liability company

63.	KW Terra West Sponsor, LLC, a Delaware limited liability company

64.	KW Hanover Quay, LLC, a Delaware limited liability company

65.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company

66.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company

67.	KW LV 3 Sponsor, LLC, a Delaware limited liability company

68.	KW NB LLC, a Delaware limited liability company

69.	KW Camarillo Land, LLC, a Delaware limited liability company

70.	KW 2013EE LLC, a Delaware limited liability company

71.	KW EU PRS Investor, LLC, a Delaware limited liability company (

72.	KW Rosewood Premiere, LLC, a Delaware limited liability company

73.	KW River Pointe Premier, LLC, a Delaware limited liability company

74.	KW Kawana Springs, a Delaware limited liability company

75.	KW Quebec Participant, LLC, a Delaware limited liability company

76.	KW Quebec Asset Manager, LLC, a Delaware limited liability company

B-2-5

77.	KW Real Estate II Equity, LLC, a Delaware limited liability company

78.	KW Real Estate II Carry, LLC, a Delaware limited liability company

79.	KW Real Estate II GP, LLC, a Delaware limited liability company

80.	KW Sunset CP Participant, LLC, a Delaware limited liability company

81.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company

82.	KW CP West Hills Participant, LLC, a Delaware limited liability company

83.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability

84.	KW Linder Road, LLC, a Delaware limited liability

85.	KW Seattle Office Portfolio GP,LLC, a Delaware limited liability company

86.	KW CDO Investor, LLC, a Delaware limited liability company

87.	KW Hamilton Landing—Land, LLC, a Delaware limited liability company

88.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company

89.	KW Sunset North, LLC, a Delaware limited liability company

90.	KW Heights Investor, LLC, a Delaware limited liability company

91.	KW Burlingame Point Loan, LLC, a Delaware limited liability company

92.	KW Pacifica, LLC, a Delaware limited liability company

93.	KW Riverwalk, LLC, a Delaware limited liability company

94.	KW ABQ, LLC, a Delaware limited liability company

95.	KW F5 Tower, LLC, a Delaware limited liability company

96.	KW Manhattan Beach Studio Loan, LLC, a Delaware limited liability company

97.	KW Golden State Tower Loan, LLC, a Delaware limited liability company

98.	KW RockVue, LLC, a Delaware limited liability company

99.	KW South Main Station, a Delaware limited liability company,

100.	KWF Manager, LLC, a Delaware limited liability company,

101.	KW Residences at Harvard, LLC, a Delaware limited liability company

102.	KW Moffett Place, LLC, a Delaware limited liability company

B-2-6

103.	KW The Press, LLC, a Delaware limited liability company

104.	KW Orchard-Trimble Campus, LLC, a Delaware limited liability company

105.	KW 50 West, LLC, a Delaware limited liability company

106.	KW Kohanaiki, LLC, a Delaware limited liability company

107.	KW EU Capital 2, LLC, a Delaware limited liability company

108.	KW EU Capital 3, LLC, a Delaware limited liability company

109.	KW 134th Street Lofts, LLC, a Delaware limited liability company

110.	KW Ashton Parc Villagio, LLC, a Delaware limited liability company

B-2-7

SCHEDULE 2

SPECIFIED AGREEMENTS

1.	Indenture, dated as of March 25, 2014, between Kennedy-Wilson Inc., as Issuer, and Wilmington Trust, National Association, as trustee.

2.

Supplemental Indenture No. 1, dated as of March 25, 2014, among Kennedy-Wilson, Inc., as Issuer, Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer party thereto, as subsidiary guarantors, and Wilmington Trust, National Association, as trustee, including the form of 5.875% Senior Notes due 2024.

3.	Supplemental Indenture No. 2, dated as of September 5, 2014, among Kennedy-Wilson, Inc., the subsidiary guarantor party thereto and Wilmington Trust, National Association, as trustee.

4.	Supplemental Indenture No. 3, dated as of November 11, 2014, among Kennedy-Wilson, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

5.

Supplemental Indenture No. 4, dated as of January 22, 2016, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

6.

Supplemental Indenture No. 5, dated as of February 11, 2016, among Kennedy-Wilson Holdings Inc., Kennedy-Wilson Inc., the subsidiary guarantor party thereto and Wilmington Trust, National Association, as trustee.

7.

Supplemental Indenture No. 6, dated as of May 19, 2016, among Kennedy-Wilson Holdings Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

8.

Supplemental Indenture No. 7, dated as of April 13, 2017, among Kennedy-Wilson Holdings Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

9.

Supplemental Indenture No. 8, dated as of February 16, 2018, among Kennedy-Wilson Holdings Inc., Kennedy-Wilson Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.

Supplemental Indenture No. 9, dated as of March 2, 2018, among Kennedy-Wilson Inc., Kennedy-Wilson Holdings Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

11.

Supplemental Indenture No. 10, dated as of December 10, 2018, among Kennedy-Wilson Inc., Kennedy-Wilson Holdings Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

12.

Supplemental Indenture No. 11, dated as of November 30, 2019, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

13.

Supplemental Indenture No. 12, dated as of October 2, 2020, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

B-2-8

14.

Supplemental Indenture No. 13, dated as of January 19, 2021, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee.

15.	Joinder Agreement, dated as of April 18, 2017, among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

16.	Joinder Agreement, dated as of February 16, 2018 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

17.	Joinder Agreement, dated as of November 13, 2019 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

18.	Joinder Agreement, dated as of January 19, 2021 among Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Bank of America, N.A.

19.

Second Amended and Restated Credit Agreement, dated March 25, 2020, among Kennedy-Wilson, Inc., as borrower, Kennedy-Wilson Holdings, Inc. and certain subsidiaries of Kennedy-Wilson Holdings, Inc. from time to time party thereto as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers.

B-2-9

Exhibit B-2

FORM OF TAX OPINION OF COMPANY’S AND GUARANTORS’ SPECIAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

B-2-10

Exhibit B-3

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S AND GUARANTORS’ SPECIAL COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(c)

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in numbered paragraph [7] of our letter to you of even date pertaining to general transaction matters and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents and participated in conferences and telephone conversations with officers and other representatives of the Parent and the Company, the independent public accountants for the Parent, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement, as of [pricing date], including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of [____] [a.m./p.m.] New York City Time on [pricing date] (together with the Incorporated Documents at that time), when taken together with the Specified IFWP, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date and as of the date hereof (together with the Incorporated Documents as of those respective dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus or the Incorporated Documents.

B-3-1

Exhibit C

FORM OF FINAL TERM SHEET

Pricing Term Sheet	Issuer Free Writing Prospectus
Dated January 28, 2021	Filed Pursuant to Rule 433
Registration Statement No. 333-235473
Supplementing the Preliminary
Prospectus Supplement dated January 27, 2021
(To Prospectus dated December 12, 2019)

Kennedy-Wilson, Inc.

4.750% Senior Notes due 2029

5.000% Senior Notes due 2031

————————————————

The information in this pricing term sheet relates to the offering (the “Offering”) of the 4.750% Senior Notes due 2029 of Kennedy- Wilson, Inc. (the “Issuer”) and the 5.000% Senior Notes due 2031 of the Issuer and should be read together with the preliminary prospectus supplement dated January 27, 2021 relating to the Offering (the “Preliminary Prospectus Supplement”) and the prospectus dated December 12, 2019, including the documents incorporated by reference therein, relating to Registration Statement No. 333-235473. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in the Preliminary Prospectus Supplement and the accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

Issuer	Kennedy-Wilson, Inc. (the “Issuer”)
Securities	4.750% Senior Notes due 2029 (the “2029 Notes”) and 5.000% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”)

Principal Amount:
2029 Notes	$500,000,000
2031 Notes	$500,000,000

Format	SEC Registered

Maturity:
2029 Notes	March 1, 2029
2031 Notes	March 1, 2031

Coupon (Interest Rate):
2029 Notes	4.750% per annum
2031 Notes	5.000% per annum

Public Offering Price:
2029 Notes	100.00% per 2029 Note, plus accrued interest, if any, from February 11, 2021, if settlement occurs after that date.
2031 Notes	100.00% per 2031 Note, plus accrued interest, if any, from February 11, 2021, if settlement occurs after that date.

2

Yield to Maturity:
2029 Notes	4.750% per annum
2031 Notes	5.000% per annum

Interest Payment Dates	March 1 and September 1, beginning on September 1, 2021

Record Dates	February 15 and August 15

Optional Redemption	Callable during the 12-month period commencing on March 1 of the years, and at the prices (expressed as percentages of the principal amount), set forth below corresponding to the applicable series of Notes:

2029 Notes		2031 Notes
Period	Redemption Price	Period	Redemption Price
.		2026	102.500%
2024	102.375%	2027	101.667%
2025	101.188%	2028	100.833%
2026 and thereafter	100.000%	2029 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Prior to March 1, 2024, up to 40.0% at a redemption price equal to 104.750% (in the case of the 2029 Notes) or 105.000% (in the case of the 2031 Notes) of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

Make-Whole Redemption	At any time prior to March 1, 2024 (in the case of the 2029 Notes) or March 1, 2026 (in the case of the 2031 Notes), the Issuer may redeem the Notes, in whole or in part, at a “make-whole” premium, plus accrued and unpaid interest to the redemption date. The “make-whole” will be determined as described in the Preliminary Prospectus Supplement under the caption “Description of the Notes—Optional Redemption.”

Trade Date	January 28, 2021

Settlement Date	February 11, 2021 (T+10)

The Issuer expects that delivery of the Notes will be made to investors on or about the Settlement Date, which will be the tenth business day following the Trade Date (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required, subject to certain exceptions, to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to sell their Notes before the second business day prior to the Settlement Date will be required, by virtue of the fact that the Notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Use of Proceeds	The Issuer estimates that the net cash proceeds from the sale of the Notes will be approximately $987.0 million, after deducting underwriting discounts and commissions and estimated offering expenses to be paid by the Issuer.

3

The Issuer intends to use the net proceeds, together with cash on hand, to repurchase or redeem up to $1,000.0 million aggregate principal amount of its 5.875% Senior Notes due 2024 (the “2024 Notes”) in the tender offer described in the Preliminary Prospectus Supplement (the “Tender Offer”) or pursuant to the indenture governing the 2024 Notes, as applicable, and pay related transaction expenses. However, the Tender Offer is subject to several conditions, which may not be satisfied or waived by the Issuer, and the Issuer may not receive tenders of a significant amount of its outstanding 2024 Notes for purchase in the Tender Offer. If the Offering is completed and less than $1,000.0 million principal amount of the 2024 Notes is duly tendered and accepted for purchase, and is purchased, in the Tender Offer, then the Issuer intends to call for redemption an aggregate principal amount of 2024 Notes that will cause the total principal amount of 2024 Notes purchased in the Tender Offer or redeemed to be at least $1,000.0 million.

Investment by Affiliated Party	An entity affiliated with one of our directors has indicated its intent to purchase up to $25.0 million in aggregate principal amount of 2031 Notes.

CUSIP / ISIN Numbers:
2029 Notes	489399 AL9 / US489399AL90
2031 Notes	489399 AM7 / US489399AM73

Minimum Denominations	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers	BofA Securities, Inc.
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
U.S. Bancorp Investments, Inc.
Fifth Third Securities, Inc.
Goldman Sachs & Co. LLC

Co-Manager	BBVA Securities Inc.

* * *

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and an accompanying prospectus dated December 12, 2019) with the Securities and Exchange Commission (the “SEC”) for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from BofA Securities, Inc. by mail at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, email at dg.prospectus_requests@bofa.com or call toll-free at (800) 294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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